Exhibit 99.1
Investor Contact:  Jeremy Friedman
Executive Vice President and Chief Financial Officer
978-570-6879
Jeremy.friedman@accellent.com

For Immediate Release

Accellent Inc. Reports Second Quarter 2008 Financial Results

Wilmington, MA. (August 12, 2008)– Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for the fiscal second quarter ended June 30, 2008.

“Our focus on increasing value for our customers has continued to drive revenue growth.  Our second quarter 2008 revenue marks our sixth consecutive quarter of sequential revenue growth and is the highest quarterly revenue amount in the Company’s history,” said Robert Kirby, President and CEO of Accellent.  “In addition, our focus on continuous improvement in the areas of cost reduction and working capital utilization have benefited our second quarter 2008 results.”

Second Quarter 2008 Financial Results

Net sales increased 14.0 % to $135.8 million in the second quarter of 2008 compared with $119.1 million in the second quarter of 2007.  Sales improved sequentially for the sixth consecutive quarter and improved 5.3% compared to the first quarter of 2008.

Our net loss was $1.3 million in the second quarter of 2008 compared with a net loss of $4.1 million in the second quarter of 2007.

Adjusted EBITDA for the second quarter of 2008 was $27.3 million, or 20.1% of sales, compared to Adjusted EBITDA of $21.3 million, or 17.9 % of sales, in the second quarter of 2007.

Six Months Ended June 30, 2008 Financial Results

Net sales increased 14.8 % to $264.8 million in the first half of 2008 compared with $230.6 million in the first half of 2007.

A net loss of $9.0 million was recorded in the first half of 2008 compared with a net loss of $89.8 million in the first half of 2007.  During the first half of 2007 we completed a goodwill impairment analysis resulting in a goodwill impairment charge of $82.3 million which is reflected in the net loss for that period.

Adjusted EBITDA for the first half of 2008 was $52.5 million or 19.8% of sales compared to Adjusted EBITDA of $43.2 million, or 18.7% of sales in the first half of 2007.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Robert Kirby, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss second quarter and year to date 2008 results in a conference call scheduled for today, August 12, 2008 at 5:00 p.m. Eastern Time.  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (888) 680-0879 pass code 51974018.  Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available at www.accellent.com or by telephone at (888) 286-8010 pass code 28940880 until August 24, 2008.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets.  Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management.  These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently.  For more information, please visit www.accellent.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 31, 2008.  All forward-looking statements are expressly qualified in their entirety by such factors.

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net sales	$135,791	$119,081	$264,759	$230,565
Cost of sales (exclusive of amortization)	99,150	88,756	193,968	169,103
Gross profit	36,641	30,325	70,791	61,462

Selling, general and administrative expenses	15,436	11,740	29,937	24,227
Research and development expenses	729	611	1,480	1,351
Restructuring charges	788	36	2,371	708
Amortization of intangibles	3,735	3,735	7,470	8,036
Impairment of goodwill and other intangible assets	—	1,287	—	82,340
Income (loss) from operations	15,953	12,916	29,533	(55,200)

Interest expense, net	(16,289)	(16,757)	(33,336)	(32,914)
Gain (loss) on derivative instruments	521	142	(357)	58
Other expense	(175)	(115)	(788)	(94)
Income (loss) before income taxes	10	(3,814)	(4,948)	(88,150)

Income tax expense	1,268	274	4,021	1,686
Net loss	$(1,258)	$(4,088)	$(8,969)	$(89,836)

Accellent Inc.
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net loss	$(1,258)	$(4,088)	$(8,969)	$(89,836)

Income tax expense	1,268	274	4,021	1,686
Interest expense, net	16,289	16,757	33,336	32,914
Depr. and amortization	8,848	8,683	17,508	17,736
EBITDA (1)	$25,147	$21,626	$45,896	$(37,500)

Impairment of goodwill and other intangibles	—	1,287	—	82,340
Restructuring and other related costs	857	36	2,440	708
Employee stock-based compensation	639	(2,890)	914	(4,761)
(Gain) loss on derivative instruments	(521)	(142)	357	(58)
Non-employee stock-based compensation	390	567	834	1,041
Other	804	792	2,015	1,389
Adjusted EBITDA (1)	$27,316	$21,276	$52,456	$43,159

 (1)           EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP.  EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by the covenant calculation and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, impairment of goodwill and other intangible assets, gains and losses from derivative instruments, gain on sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility.  Adjusted EBITDA is a material component of these covenants.  We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.

Accellent Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$7,083	$5,688
Accounts receivable, net	58,833	50,961
Inventories, net	69,986	67,399
Prepaid expenses and other	4,730	4,971
Total current assets	140,632	129,019

Property and equipment, net	132,377	133,045
Goodwill	629,854	629,854
Intangibles, net	201,975	209,444
Deferred financing costs and other assets	19,157	21,003
Total assets	$1,123,995	$1,122,365

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$4,037	$4,187
Accounts payable	28,432	23,571
Accrued expenses	32,159	26,268
Total current liabilities	64,628	54,026

Notes payable and long-term debt	714,279	717,014
Other long-term liabilities	35,532	39,330
Total liabilities	814,439	810,370

Stockholder’s equity	309,556	311,995
Total liabilities and stockholder’s equity	$1,123,995	$1,122,365